UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

[ x ] Filed by the Registrant

[    ] Filed by a Party other than the Registrant

Check the appropriate box:

[    ]

Preliminary Proxy Statement

[    ]

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ x ]

Definitive Proxy Statement

[    ]

Definitive Additional Materials

[    ]

Soliciting Material under § 240.14a-12

Volumetric Fund, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ x ]

No fee required.

[    ]

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[    ]

Fee paid previously with preliminary materials.

[    ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

  Volumetric Fund, Inc.

87 Violet Drive

Pearl River, New York 10965

845-623-7637 / 800-541-FUND

Dear Shareholder:

     April 20, 2017

It is our pleasure to invite you to the 2017 Annual Meeting of shareholders at 8:00 p.m. on Thursday evening, June 8, 2017, at the Holiday Inn, in Orangeburg, New York.

At the meeting, we will report on Volumetric Fund’s year-to-date and 2016 performance. In addition, as described in the accompanying Notice and Proxy Statement, you will be asked to elect nine directors and ratify the appointment of BBD, LLP, as the independent registered public accounting firm of the Fund for 2017. The Fund’s 2017 1st Quarter Report is also enclosed with this letter.  Previously, we mailed you Volumetric Fund’s 2016 Annual Report.

A proxy is enclosed with the notice of meeting and the proxy statement. The vote of every shareholder is important. Therefore, regardless of whether or not you plan to attend the meeting, we would appreciate it, if you would sign and date the proxy and return it to us promptly in the enclosed envelope. Since desserts and refreshments will be served at the meeting, please indicate on the proxy if you plan to attend.

We look forward to seeing you at the meeting.

        Sincerely,

                                           Gabriel J. Gibs, Chairman

 Irene J. Zawitkowski, CEO

VOLUMETRIC FUND, INC.

Notice of Annual Meeting of Shareholders

June 8, 2017

The Annual Meeting of shareholders of Volumetric Fund, Inc., a New York Corporation, will be held at the Holiday Inn, 329 Route 303, Orangeburg, New York, Thursday, June 8, 2017, at 8:00 p.m., for the purpose of:

1.

To elect nine (9) directors to hold office until the next annual meeting of shareholders and until their successors are elected to qualify;

2.

To consider and act upon the selection of the firm of BBD, LLP, as the independent registered accounting firm of  the Fund;

3.

To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on Monday, April 17, 2017 will be entitled to receive this notice and to vote at the meeting.

By Order of the Board of Directors

Pearl River, New York

Jeffrey Gibs

April 20, 2017

President and Secretary

SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE REQUESTED TO SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY THAT IS SOLICITED BY THE BOARD OF DIRECTORS. PLEASE USE THE ENCLOSED PREPAID ENVELOPE IN RETURNING YOUR PROXY.

VOLUMETRIC FUND, INC.

     87 Violet Drive

Pearl River, New York 10965

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 8, 2017

The accompanying proxy is solicited by the Board of Directors of Volumetric Fund, Inc. (the “Fund”) for use at the Annual Meeting of Shareholders to be held on June 8, 2017, and any adjournments thereof. When such proxy is properly executed and returned, the shares it represents will be voted at the meeting and at any adjournments thereof. Any shareholder giving a proxy has the power to revoke it at any time before it is voted. Presence at the meeting of a shareholder who has signed the proxy does not alone revoke the proxy. The proxy may be revoked by a later dated proxy or notice to the Secretary at the meeting.

At the Annual Meeting shareholders will be asked to:

1.

To elect nine (9) directors to hold office until the next annual meeting of shareholders and until their successors are elected to qualify;

2.

To consider and act upon the selection of  BBD, LLP, as the  independent registered accounting firm of the Fund;

3.

To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business day on Monday, April 17, 2017, will be entitled to vote at the meeting. Each share of stock is entitled to one vote.

At the close of business day on April 17, 2017 the Fund had 1,578,811.4040 shares of common stock outstanding.

1. ELECTION OF DIRECTORS

 The Board of Directors recommends that nine nominees for director to be elected at the annual meeting, each to hold office until next year’s annual meeting and until the election and qualification of a successor.  The election of directors requires the affirmative vote of the holders of a plurality of the Common Stock voting at the meeting. It is intended that proxies in the accompanying form which do not withhold authority to vote for any or all of the nominees will be voted for the election of directors named on the subsequent page. Should any nominee become unable or unwilling to serve as a director, the proxies will be voted in favor of the remainder of those named and may be voted for substitute nominees who are not candidates. The Board of Directors has no reason to believe that any nominee will be unavailable for election when the election occurs.

Directors, who are not salaried employees of Volumetric Advisers, Inc. (the “Adviser”), 87 Violet Drive, Pearl River, NY 10965, receive a fee for each Board or committee meeting they attend. Directors’ fees had no effect on the Fund’s expenses and expense ratio since all of their fees were paid by the Adviser. The full Board of Directors met three times and the independent directors met three times during 2016. In addition, the Audit Committee met twice and the Governance & Nominating committee met once in the same period.

Nominated directors as a group beneficially owned 189,731.9871 shares or 12.01739% of the outstanding shares of the Fund on April 17, 2017.  This includes shares beneficially owned by spouses or joint accounts with spouses; also directors’ custodian or trust accounts for their minors. In addition to the directors, the Adviser, whose principal shareholder is Mr. Gabriel Gibs, is the owner of 1.722% of the outstanding shares. Dollar range shareholdings of directors in Volumetric Fund, as of April 17, 2017, are shown in the following table. The following categories are used for the dollar ranges: over $100,000 is A; $50,001-$100,000 is B; $25,001-$50,000 is C; $10,001-$25,000 is D; $1-$10,000 is E.

The information for the nominated directors, concerning their age and occupation for the past 5 years, has been furnished to the Fund by the nominees. Nominees, who are “interested persons” of the Fund, as defined by the Investment Company Act of 1940, are indicated by an asterisk (“ * ”).

Director	Occupation	Age	Director Since	Holding $ Range
Gabriel J. Gibs* 87 Violet Drive Pearl River, NY 10965	Chairman, Portfolio Co-manager and Founder of the Fund. Gabriel was Chief Executive Officer (CEO) from 1978 (inception) to 2016 and Portfolio Manager from inception to 2003. Mr. Gibs is also the President of Volumetric Advisers Inc.	80	1978	A
Josef Haupl (1) 9 Grove Place Mountain Lakes, NJ 07046	Engineering Consultant to the chemical industry, since 2002. Previously, Director of Technology of Lurgi PSI, an engineering and construction services company for the chemical industry.	72	2004	A
Alexandre M. Olbrecht (3) 7 Main Street, RR 5 Mt. Kisco, NY 10549	Associate Professor of Economics, Anisfield School of Business at Ramapo College of New Jersey, since 2005. Executive Director emeritus of the Eastern Economic Association. He was elected by the Board as the Fund’s Vice Financial Expert.	38	2012	D
Neil O’Sullivan 38 South Main Street Pearl River, NY 10965	Proprietor of Neil T. O’Sullivan, CPA since 2009. Previously Partner, Cherian, O’Sullivan & Tatapudy, LLP, certified public accountants, since 2003. Mr. O’Sullivan started his accounting career with Ernst & Young, LLP certified public accountants.	48	**	E
Stephen J. Samitt (1), (4) Volumetric Fund, Inc. 87 Violet Drive Pearl River, NY 10965	Stephen Samitt, CPA, LLC since 2008. Previously Principal, Briggs Bunting & Dougherty, LLP, certified public accountants, since 1997. Previously, Partner, Tait, Weller & Baker, a full service accounting firm. He was elected by the Board as the Fund’s Financial Expert.	75	1996	A
Allan A. Samuels (2) Rockland Business Assoc. One Blue Hill Plaza P.O. Box 1567 Pearl River, NY 10965	President and CEO of Rockland Business Association (RBA) since 2001. RBA is a non-profit organization of about 1,000 businesses in Rockland County, NY, for the advancement of its members via public relations, seminars, networking and legislation. He is also Board member of several non-profit and business organizations	79	2007	B
David L. Seidenberg (3) 29 Shaw Road Woodcliff Lake, NJ 07677	President, SQ Ventures, LLC, since 2002. Previously he was Vice President of Davos Chemical Company since 1972.	70	1983	A
Raymond W. Sheridan (1) R. Sheridan Financial 19E. Washington Ave. Pearl River, NY 10965	President, Raymond Sheridan Financial, Inc., insurance and financial services. Previously, Mr. Sheridan was Vice President and Treasurer of the Fund between 1997 and 2005.	66	1995	A
Irene J. Zawitkowski* Volumetric Fund, Inc. 87 Violet Drive Pearl River, NY 10965	CEO and Senior Portfolio Manager since 2016. Ms. Zawitkowski was President and Portfolio Co-manager from 2003 to 2016 and Executive Vice President of the Fund from inception to 2003. Ms. Zawitkowski is also Vice President of Volumetric Advisers.	64	1978	A

(1) Member of the Governance & Nominating Committee.

(2) Chairman of the Governance & Nominating Committee.

(3) Member of the Audit Committee.

(4) Chairman of the Audit Committee.

** Voted upon at this meeting.

2. INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Volumetric Fund’s Board of Directors has selected BBD, LLP, 1835 Market Street, Philadelphia, PA 19103, as its independent registered public accounting firm for the fiscal year commencing January 1, 2017. Representatives of BBD, LLP may not be in attendance at the annual meeting, but will be available, as necessary, to answer questions from shareholders present at the meeting.

3. OTHER MATTERS

The Financial Statements of the Fund are not set forth in the proxy statement, since they were included in the Annual Report of the Fund for fiscal year ended December 31, 2016, which has been mailed to all shareholders. The cost of preparing, assembling and mailing this proxy statement will be born by the Adviser.

The Board of Directors, at their December 14, 2016 meeting, approved the renewal of the Investment Advisory Agreement between Volumetric Fund, Inc. and Volumetric Advisers, Inc. The Board discussed various factors that formed the basis for their renewal of the contract: 1) Volumetric Advisers, Inc. uses a proven, proprietary technique for managing the Fund’s portfolio; 2) the Fund’s performance was discussed; 3) the Fund’s expense ratio is in line with other no-load mutual funds.  Furthermore, as the Fund’s assets grow, the expense ratio decreases on a sliding scale, as indicated in the Prospectus.

The Board of Directors knows of no other matter to be brought before this Annual Meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his or her judgment in such matters.